1 Texas Instruments to acquire National Semiconductor April 4, 2011 Exhibit 99.3

Safe Harbor Statement
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These
forward-looking statements generally can be identified by phrases such as TI, National or management of either company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,”
“estimates” or other words or phrases of similar import.  Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements.  It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of TI or National stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to:  the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals at all or in a timely manner; the ability of TI to successfully integrate National’s operations, product lines and technology and realize additional opportunities for growth; the ability of TI to realize synergies in terms of growth and cost savings; and the other risks and important factors contained and identified in TI’s most recent Annual Report on Form 10-K or National’s most recent Quarterly Report on Form 10-Q, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements.
The forward-looking statements included in this presentation are made only as of the date of this presentation.  Neither TI nor National undertakes any obligation to update the forward-
looking statements to reflect subsequent events or circumstances.

Transaction overview
• Texas Instruments to acquire National Semiconductor
– Offer price for National of $25.00 per share
– 100% cash consideration
– Equity value of about $6.5 billion
– Transaction to be financed through a combination of
balance sheet cash and debt
• Expected close within 6-9 months

Strategic rationale
Together we’re stronger.
• 12,000 analog products to add to our current portfolio of 30,000
• Highly skilled National analog engineering team joining TI
We can grow the combination significantly faster than the market.
• Combined sales force 10x National’s – more customers, more markets, more revenue
• Immediate cross-selling opportunities
The numbers work.
• Return on invested capital exceeds our cost of capital within 3 to 4 years
• Combination increases TI’s profitability and earnings per share
We are a good fit, strategically and culturally.
• Complementary products
• Common commitment to analog
• Both value employees and ethical business practices

Combination results in great profitability
and EPS
Note:  Above does not include the impact of transaction-related costs or tax considerations
* NSC Dec 2009 – Nov 2010 (F3Q10 to F2Q11)
** Includes:  TI $33M restructuring expense and $144M gain on sale; NSC: $30M restructuring expense
Post-close cost synergies identified, not included above
Revenue
Gross margin
R&D % of revenue
SG&A % of revenue
Operating profit**
Operating margin
Earnings per share
Cash flow from operations
TI+NSC
55.2%
32.1%
11.2
TI
10.9%
53.6%
$2.62
$4.51B
32.3%
%
$13.97B
$3.82B
17.9
NSC
19.3%
$1.56B
69.0%
$1.25
$0.47B
29.8%
%
$0.41B
$15.53B
11.9%
11.7%
$4.98B
$2.91
$4.23B
2010*

Accelerates TI’s transformation
TI Revenue, 2010
$14.0B
TI + NSC, 2010
$15.5B
Note:  NSC Dec 2009 – Nov 2010 (F3Q10 to F2Q11)
Analog
49%
Other
19%
Baseband
11%
Wireless
8%
Analog
43%
Other
21%
Baseband
12%
Wireless
9%
Embedded
Processing
15%
Embedded
Processing
13%
Core revenue increases to 70% of total

7 TI NSC STM Infineon ADI Maxim NXP Linear Tech Others Stronger analog position . . . Total Analog TAM, 2010 $42B Still plenty of room to grow 14% 3% 10% 8% 6% 5% 4% 3% 41%

Total Analog TAM, 2010
$42B
. . . especially stronger in catalog analog
Catalog Analog TAM, 2010
$18B
21%
Catalog
32%
2%
13%
7%
8%
Application-
Specific
6%
3%
3%
3%
2%
Intersil STM Richtek Semtech Others
TI ADI NSC LTC Maxim ON

9 National’s industrial strength complements TI TI Revenue, 2010 $14.0B NSC Revenue, 2010 $1.6B Industrial 22% Industrial 46%

10 The numbers work • ROIC expected to exceed TI’s cost of capital within 3-4 years, driven by growth • Accretive to GAAP EPS in first year, excluding non-recurring transaction-related costs

Valuation
* Combined growth rate
National 69% 30% 27% 3.5 11.3 2.3
Linear Tech 78% 52% 61% 7.6 15.4 5.3
ADI 66% 35% 35% 11.8 14.8 4.1
Maxim 61% 26% 40% 7.6 31.2 3.3
Avg Linear Tech, ADI, 68% 38% 42% 9.0 20.5 4.2
Maxim
National @ offer price 6.5 20.0 4.1
2010 2010
Gross Operating 2010 3/31/2011
Margin Margin Growth Market Cap P/E (ttm) P/S (ttm)
*

Summary
• This is about growth
• Analog portfolio, engineering team, sales force are
strengthened
• Profitability, EPS are increased
• Valuation is fair
• Return on investment to exceed cost of capital assuming
accelerated National growth

Additional information
Additional Information and Where to Find It
National intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with TI.  The definitive proxy statement will be sent or given to the stockholders of National and will contain important information about the proposed merger and related matters.  SECURITY HOLDERS ARE URGED TO
READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.  The proxy statement and other relevant materials (when they become available), and any other documents filed by National with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from National by contacting Investor Relations by mail at National Semiconductor
Corporation,  Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, CA 95052-8090, Attn: Investor
Relations Department, or by telephone at (408) 721-5007.
Participants in the Solicitation
National and TI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from National stockholders in connection with the proposed merger.  Information about TI's directors and executive officers is set forth in TI's proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on March 7, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25,
2011.  These documents are available free of charge at the SEC’s web site at www.sec.gov, and by mail at Texas
Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attention: Investor Relations, or by going to TI’s Investor Relations page on its corporate web site at www.ti.com.  Information about National’s directors and executive officers is set forth in its proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the
SEC on August 11, 2010.  This document is available free of charge at the SEC’s web site at www.sec.gov, and from
National by contacting Investor Relations by telephone at (408) 721-5007, or by mail at National Semiconductor
Corporation,  Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, CA 95052-8090, Attn: Investor
Relations Department, or by going to National’s Investor Relations page on its corporate web site at www.national.com.
Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that National intends to file with the SEC.